Exhibit 10.1

FLUSHING FINANCIAL CORPORATION

2024 OMNIBUS INCENTIVE PLAN

1. Purpose. The purpose of this 2024 Omnibus Incentive Plan (the “Plan”) is to aid Flushing Financial Corporation, a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding employees and non-employee directors of the Company and its subsidiaries and affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2. Definitions. In addition to the terms defined in Section 1 and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

(b) “Award” means any Option, SAR, Restricted Stock, RSU, Bonus Stock, award granted in lieu of obligations, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award granted to a Participant under the Plan, and may be a 409A Award or a Non-409A Award.

(c) “Beneficiary” means the legal representatives of a Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under the Participant’s Award(s) upon the Participant’s death.

(d) “Board” means the Company’s Board of Directors.

(e) “Bonus Stock” means Stock granted under Section 6(f).

(f) “Change in Control” has the meaning specified in Section 10.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference to any Code provision includes any regulation thereunder and any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and/or Internal Revenue Service.

(h) “Committee” means the Compensation Committee of the Board, the composition and governance of which is subject to applicable NASDAQ “independence” and other listing requirements and the Company’s corporate governance documents. Each member of the Compensation Committee shall also meet the definition of “non-employee director” under the provisions of the Exchange Act. No Committee action shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any applicable qualification standard. Until such time as determined by the Board (in its sole discretion), reference in this Plan to action by the Committee shall require approval by both the Compensation Committee and the Board.

(i) “Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(j) “Effective Date” means the effective date specified in Section 11(o).

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder shall include any successor provisions and rules.

(l) “Fair Market Value” means the fair market value of Stock, Awards, or other property as determined in good faith by the Committee or under procedures established by the Committee, subject to any restrictions imposed by Code Section 409A. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the mean between the highest and lowest quoted selling price, regular way, of the Stock on the NASDAQ Stock Market (or the principal exchange or market on which the Stock is listed or traded) on the day before such date, (or, if no such sale of Stock occurs on such day, the mean between the highest and lowest quoted selling price on the nearest trading day before such day).

(m) “409A Award” means an Award that constitutes a deferral of compensation under Code Section 409A. “Non-409A Award” means an Award other than a 409A Award.

(n) “Formula Award” means an Award granted to non-employee directors under Section 8.

(o) “Group” means the Company and its subsidiaries and affiliates, or any members of the Group, as the context requires.

(p) “Incentive Stock Option” or “ISO” means an Option which both is designated as an incentive stock option and qualifies as an incentive stock option within the meaning of Code Section 422.

(q) “Option” means a right, granted under Section 6(b), to purchase Stock.

(r) “Other Stock-Based Award” means an Award granted under Section 6(h).

(s) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an employee of the Group or a director of the Company.

(t) “Performance Award” means a conditional right, granted under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments.

(u) “Restricted Stock” means Stock granted under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

(v) “Restricted Stock Unit” or “RSU” means a right, granted under Section 6(e), to receive Stock (or the Fair Market Value thereof) at the end of a specified deferral period.

(w) “Stock” means the Company’s common stock, par value $.01 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(x) “Stock Appreciation Right” or “SAR” means a right granted under Section 6(c).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full authority and discretion, in each case subject to and consistent with the provisions of the Plan, to select the persons to whom Awards will be granted from among those eligible; to grant Awards; to determine the type and number of Awards; to determine the terms and conditions of Awards, including the dates on which Awards may be exercised and/or on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates (to the extent such acceleration is either outside the scope of or permitted by Code Section 409A), the expiration date of any Award, and whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and all other matters relating to Awards; to prescribe Award documents evidencing or setting terms of Awards (which Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan, related administrative rules and Award documents, and to correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including stockholders of the Company, Participants, Beneficiaries, permitted transferees of Awards and any other persons claiming rights from or through a Participant.

(b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or employees of the Group, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent consistent with Rule 16b-3 under the Exchange Act, where applicable, and permitted by the Delaware General Corporation Law.

(c) Limitation of Liability. The Board and Committee and each member thereof, and any person acting pursuant to authority delegated by the Board or Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer or employee of the Group, or the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Board and Committee members, any person acting pursuant to authority delegated by the Board or Committee, and any officer or employee of the Group acting at the direction or on behalf of the Board or Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject To Plan.

(a) Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 974,000 shares and shall not include any additional shares that are or become available for awards under any pre-existing plans. No more than 250,000 shares of Stock may be issued with respect to ISOs. The total number of shares available under the Plan and the number of shares available for ISOs are subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan may consist of authorized and unissued shares or treasury shares.

(b) Replenishment Rules. To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares to a Participant, the shares retained by or returned to the Company shall be available under the Plan. Shares that are withheld from an Award or separately surrendered by a Participant in payment of taxes relating to a full-value award shall be deemed to constitute shares not delivered to a Participant and will therefore be available under the Plan. Notwithstanding the foregoing, in the case of Options and SARs, any shares that are withheld from an award or separately surrendered by a Participant in payment of the exercise price or taxes relating to such award, any unissued shares resulting from the net settlement of such award and any shares purchased by the Company in the open market using the proceeds from exercise of an Option will not become available under the Plan.

(c) Reinvested Dividends. The number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, RSUs, or other Awards.

(d) Substitute Awards for Acquired Business. Shares issued or issuable in connection with any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or the Group, or with which the Company or the Group combines, shall not be counted against the number of shares reserved under the Plan.

5. Eligibility; Per-Person Award Limitations.

(a) Eligibility. Non-employee directors shall automatically receive Formula Awards under Section 8 of the Plan, unless the Committee in its discretion determines otherwise. The Committee shall have discretion to grant Awards under the Plan only to an individual who is (i) a director or an employee (including an executive officer) of the Group, or (ii) a person who has been offered employment by the Group, provided that any grant to a prospective employee shall not be effective until such person has commenced employment with the Group. An employee on leave of absence may be considered as still in the employ of the Group for purposes of eligibility for participation in the Plan. In addition to the persons referred to in the first sentence of this Section 5(a), holders of awards granted by a company or business acquired by the Company or the Group, or with which the Company or Group combines, are eligible for grants of Awards under the Plan in assumption of or substitution for such previously granted awards.

(b) Per-Person Award Limitations.

(i) Cash-Based Awards. In the case of Awards that are not denominated by reference to a number of shares, (i) the maximum amount or value which may be granted as an Annual Incentive Award to an eligible employee in any calendar year is $2 million, and (ii) the maximum amount or value which may be granted as a Performance Award or other long-term cash-based Award to an eligible employee in any calendar year is $6 million. The maximum amount or value under this paragraph is measured as the maximum amount or value that the employee would be eligible to receive under the Award upon satisfaction of the performance conditions, without regard to whether such amount is to be paid at the end of the performance period or on a deferred basis or continues to be subject to any service requirement or other non-performance condition. As such, the maximum amount does not include any amounts which may be credited as dividends, dividend equivalents, or earnings on such Award either during or after the performance period.

(ii) Non-Employee Director Awards. In the case of Awards to non-employee directors that are denominated by reference to a number of shares, the maximum number of shares with respect to such Awards granted to a director in any calendar year is 10,000 shares (subject to adjustment as provided in Section 11(c)). This limit does not affect the amount of cash directors’ fees that may be paid to non-employee directors.

6. Specific Terms Of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6, subject to any additional requirements set forth in Section 9. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(j)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(j). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b) Options. The Committee is authorized to grant Options under the Plan on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, except as provided in Section 9(a).

(ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements, subject to the requirements of Section 9(d)); the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to any limitations imposed by Code Section 409A or other applicable law), including, without limitation, cash, Stock, withholding of Stock deliverable upon exercise (i.e., “net exercise”), through broker-assisted “cashless exercise” arrangements, by delivery of other Awards or awards granted under other plans of the Company or the Group, or other property, or by any other method determined by the Committee; and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants upon Option exercise.

(iii) ISOs. The terms of any ISO granted under the Plan shall satisfy the requirements of Code Section 422. Any Option designated as an ISO which fails to satisfy all the requirements of Code Section 422 shall be treated as a non-qualified Option.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs under the Plan on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise or settlement thereof, an amount payable in shares or cash equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, provided that such grant price shall not be lower than the Fair Market Value of the Company’s Stock on the grant date (except as provided in Section 9(a)).

(ii) Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine, at the date of grant or thereafter (subject to Sections 11(e) and 11(j)), the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements, subject to the requirements of Section 9(d)), the method of exercise, the time and method of settlement, the form of consideration payable in settlement (which may include cash, Stock, other property, or a combination thereof), and the method by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock under the Plan on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose (subject to the requirements of Section 9(d)), which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Award document, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any vesting, mandatory reinvestment or other requirement imposed by the Committee).

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of a Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock; that the Company retain physical possession of the certificates; and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. The Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, in either case subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in RSUs, other Awards or other investment vehicles (including cash equivalents bearing a fixed or formula rate of interest as determined by the Committee), subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. An RSU entitles the Participant to receive one share of Stock (or the Fair Market Value of a share) at a specified time. The Committee is authorized to grant RSUs under the Plan on the following terms and conditions:

(i) Award and Restrictions. Issuance of Stock or payment of the cash or other property to which the Participant is entitled under the RSU Award will occur upon expiration of the deferral period specified for such Award by the Committee (or, if permitted by the Committee, as elected by the Participant). RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose (subject to the requirements of Section 9(d)), which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. RSUs may be satisfied by delivery of Stock, cash, other Awards, or other property, or a combination thereof, as determined by the Committee at the date of grant or thereafter. The time and/or circumstances of such delivery shall be determined by the Committee subject to any limitations imposed by Code Section 409A.

(ii) Forfeiture. Upon termination of employment or service during the portion of the deferral period to which forfeiture conditions apply (as provided in the Award document evidencing the RSUs), all RSUs that are at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in an Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs will lapse in whole or in part, including in the event of terminations resulting from specified causes. Notwithstanding the foregoing, the Committee shall have no authority to shorten or lengthen the deferral period specified for an RSU Award except as permitted under Code Section 409A.

(iii) Dividend Equivalents. The Committee may determine whether or not an Award of RSUs shall entitle the Participant to receive Dividend Equivalents, and may require that Dividend Equivalents on the number of shares of Stock covered by an Award of RSUs shall be either (A) paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred as to payment for such period as specified by the Committee, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards, or other investment vehicles (including cash equivalents bearing a fixed or formula rate of interest as determined by the Committee). Unless otherwise determined by the Committee, in the case of a dividend payable in Stock, the Dividend Equivalent on such dividend shall be credited as additional RSUs, which shall be subject to restrictions and a risk of forfeiture to the same extent as the RSUs with respect to which it was distributed and shall have the same deferral period as such RSUs.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or Group to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements. All Awards under this Section 6(f) shall be subject to such terms as shall be determined by the Committee (subject to Sections 9(c) and (d)).

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents under the Plan which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or on a deferred basis (in each case subject to any limitations imposed by Code Section 409A). Deferred amounts may be deferred as a fixed dollar amount or may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles (including cash equivalents bearing a fixed or formula rate of interest as designated by the Committee), and shall be subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities; other rights convertible or exchangeable into Stock; purchase rights for Stock; performance units or performance shares; Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee; and Awards valued by reference to the book value of Stock or the value of securities of (or the performance of) specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards (subject to Section 9). Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine.

(i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7. Performance Awards, including Annual Incentive Awards.

(a) Performance Awards Generally. Performance Awards may be denominated as a cash amount or a number of shares of Stock which will be earned, and/or a specified number of Awards which will be granted, upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may constitute any other Award as a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and/or the vesting or timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions (including, but not limited to, the criteria set forth in Section 7(b)(ii)), and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

(b) To the extent determined by the Committee, the grant, exercise, vesting, and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and such Award shall comply with the other requirements set forth in this Section 7(b).

(i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective. The Committee may determine that such Performance Awards shall be granted, exercised, vested, and/or settled upon achievement of any one performance goal, or any one of several performance goals, or that two or more of the performance goals must be achieved as a condition to grant, exercise, vesting, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for Performance Awards granted under this Section 7(b): (1) sales or other sales or revenue measures; (2) operating income, earnings from operations, core operating earnings, or earnings or core operating earnings before or after one or more of interest, taxes, depreciation, amortization, or extraordinary items; (3) net income, net income or core operating earnings per common share (basic or diluted), or net interest income; (4) earnings before provision for taxes; (5) operating efficiency ratio; (6) return on average assets, return on investment, return on capital, return on average equity, or core operating return on average equity; (7) tangible book value per share; (8) Tier-1 common equity; (9) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (10) loan originations, loan production, loan growth, non-performing loans; (11) asset quality measures; (12) deposits or deposit growth; (13) net interest, net interest spread, net interest margin; (14) fee income; (15) economic profit or value created; (16) operating margin; (17) stock price or total stockholder return; and (18) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation, goals with respect to information technology, implementation or completion of critical projects, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, branches, or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, in relation to one another, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period specified by the Committee, which may be one year, or less or more than one year. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed. At the time of establishing the performance goals, the Committee may specify the circumstances in which such Performance Awards shall be paid in the event of termination of the Participant’s employment prior to the end of the performance period, which may differ depending on the circumstances of the termination.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Written Determinations. Prior to payment or settlement of each Award subject to this Section 7(b), the Committee shall certify in writing that the performance objective(s) relating to the Performance Award and other material terms of the Award upon which payment or settlement of the Award was conditioned have been satisfied.

(vi) Settlement of Performance Awards. Settlement of Performance Awards may be in cash, Stock, other Awards or other property, as determined by the Committee during the time period specified in Section 7(b)(iii). The Committee may, in its discretion, adjust the amount payable in respect of a Performance Award subject to this Section 7(b).

(b) Annual Incentive Awards. The Committee may grant Annual Incentive Awards under the Plan. Each Annual Incentive Award shall comply with the provisions of Section 7(a).

(d) Adjustments to Performance Goals. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including the performance goals and amounts payable under Performance Awards and the amount of any unfunded Performance Award pool relating thereto) (i) in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 11(c), acquisitions and dispositions of businesses and assets, litigation or claim judgments or settlements, extraordinary items, and specified non-recurring charges or credits) affecting the Company, any subsidiary or affiliate or other business unit, and/or (ii) in response to changes in applicable laws, regulations, accounting principles, or tax rates.

8. Non-Employee Director Awards.  Unless the Committee determines to grant Awards to non-employee directors in other forms or amounts, each non-employee director shall automatically receive Formula Awards as provided in Section 8(a), having the terms and conditions provided in Section 8(b).

(a) Time and Amount of Formula Awards. Formula Awards shall be made as follows:

(i) Annual Grants. As of January 30 of each year, each person then serving as a non-employee director shall be granted 4,800 RSUs, subject to adjustment as provided in Section 11(c). Prior to such grant, the Committee may determine to substitute Restricted Stock for such RSUs.

(ii) Initial Grants. Effective as of the date of a person’s initial election or appointment as a non-employee director or change to non-employee director status, such person shall be granted a pro rated portion of the Annual Grant consisting of 400 shares of Restricted Stock for each full or partial month from the date of such director’s election or appointment or change in status to the following January 30 (subject to adjustment as provided in Section 11(c)). Prior to such grant, the Committee may determine to substitute RSUs for such Restricted Stock.

(b) Terms and Conditions of Formula Awards. Unless the Committee determines otherwise, Formula Awards of Restricted Stock and/or RSUs granted under Section 8(a) shall be subject to the following terms and conditions and such other terms and conditions as may be determined by the Committee that are not inconsistent therewith.

(i) No Payment by Director. A non-employee director shall not be required to make any payment to the Company in consideration of the Restricted Stock or RSU Awards received by such director.

(ii) General Vesting and Forfeiture. Each Annual Award shall become vested and non-forfeitable with respect to one-third of the underlying shares on the first anniversary of the date of grant, and an additional one-third of the underlying shares on each subsequent anniversary thereof, provided that the Participant is a director of the Company on each such anniversary date. Each Initial Award shall become vested and non-forfeitable with respect to one-third of the underlying shares on the January 30 following the date of grant, and an additional one-third of the underlying shares on each subsequent January 30, provided that the Participant is a director of the Company on each such date. In the event the Participant ceases to be a director of the Company before the Restricted Stock or RSU Award has fully vested, the unvested portion of the Award shall be forfeited.

(iii) Accelerated Vesting on Specified Events. Notwithstanding the vesting schedule set forth in paragraph (ii), all of a Participant’s Formula Awards under Section 8(a) shall become fully vested and non-forfeitable (a) upon a Change in Control if the Participant is a director of the Company at the time of such Change in Control, and (b) upon the termination of the Participant’s service as a director due to death, disability (as determined by the Committee) or, in the case of RSUs (but not Restricted Stock), retirement (which for this purpose shall mean termination of service after at least five years of service as a non-employee director if the Participant’s age plus years of service as a non-employee director equals or exceeds 55).

(iv) Dividends and Dividend Equivalents. A Participant shall be entitled to receive, on the dividend payment date, cash dividends on his or her unvested Restricted Stock and Dividend Equivalents for cash dividends on his or her RSUs. In the event the Company pays a dividend in Stock or other property, such dividend (or Dividend Equivalent in the case of RSUs) shall be subject to the same restrictions, risk of forfeiture, and deferral period as the Award with respect to which it was paid.

(v) Settlement of Award. All RSUs granted as Formula Awards shall be settled in Stock unless the Committee expressly determines otherwise. Notwithstanding the vesting provisions of an Award, if the Award is subject to Code Section 409A, payment of such Award shall be subject to the requirements of Code Section 409A.

(vi) Awards Nontransferable. Restricted Stock and RSUs shall not be transferable by the Participant until such time as the Award has vested and delivery of the shares (or, if the Committee so determines, cash) payable pursuant to the Award has been made.

9. Certain General Provisions Applicable To Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company or Group or any business entity to be acquired by the Company or Group, or any other right of a Participant to receive payment from the Company or Group, subject to any restrictions imposed by Code Section 409A. If two Awards are granted in tandem, a Participant may receive the benefit of one Award only to the extent he or she relinquishes the tandem Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Subject to any restrictions imposed by Code Section 409A, the Committee may grant substitute Awards in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or Group, or with which the Company or Group combines, with an exercise price or grant price per share of Stock below Fair Market Value as it determines appropriate to preserve the economic value of any such outstanding assumed or substituted awards.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, except that no Option or SAR shall have a term exceeding ten years.

(c) Form and Timing of Payment under Awards.

(i) Committee Discretion. Subject to the terms of the Plan and any applicable Award document and to the extent permitted under Code Section 409A, payments to be made by the Company upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and/or cash may be paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Section 11(j). Subject to Section 11(j), the Committee may require installment or deferred payments (subject to Section 11(e)) or may permit a Participant to elect such payments (including extension of a deferral period) on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(ii) Distribution upon Unforeseeable Emergency. The Committee may provide in the Award document (but not after the date of the Award unless permitted under Code Section 409A) that in the event such Award is vested under the terms of the Award and no longer subject to a substantial risk of forfeiture, such Award shall be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Section 409A, subject to any restrictions on the timing or making of such distribution as may be imposed by the Committee in the Award document or by Section 409A.

(d) Limitation on Vesting of Certain Awards. All Option, SAR, Restricted Stock, RSU, and Other Stock-Based Awards to employees shall vest over a minimum period of three years, except that the Committee may provide, at the time of grant or thereafter, for earlier vesting in the event of a Participant’s disability or retirement (as such terms are defined by the Committee) or death, or in the event of a Change in Control, sale of a subsidiary or business unit, or other special circumstances. The foregoing notwithstanding, (i) the Committee may provide that Awards as to which either the grant or vesting is based on, among other things, the achievement of one or more performance conditions will vest over a minimum period of one year, with earlier vesting in the circumstances referred to in the preceding sentence; (ii) cash dividends and Dividend Equivalents paid with respect to other Awards need not be subject to minimum vesting requirements; (iii) all shares issued to satisfy a prior obligation to pay cash need not be subject to minimum vesting requirements; and (iv) in addition to the shares referred to in clauses (i), (ii) or (iii), up to an aggregate of 100,000 shares (subject to adjustment as provided in Section 11(c)) may be granted as Bonus Stock, Restricted Stock or RSUs without any minimum vesting requirements. For purposes of this Section 9(d), (i) a performance period that precedes the grant of an Award will be treated as part of the vesting period for such Award if the Participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award, and (ii) vesting over a three-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period.

(e) Limitation on Payment of Dividends and Dividend Equivalents. The Committee may provide for the payment of dividends or Dividend Equivalents with respect to Awards when accrued or on a deferred basis, provided that no dividends or Dividend Equivalents shall be payable on Performance Awards for which the performance goals have not been satisfied.

(f) Payment of Cash Awards. Unless the Committee provides otherwise, where an Award is payable in cash, such Award shall be paid by the subsidiary or affiliate that employs the Participant, with the payment obligation guaranteed by the Company.

10. Change in Control.

(a) Committee Authority. The Committee shall have the authority to determine the treatment of Awards in the event of a Change in Control.

(b) Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred upon:

(i) the acquisition of all or substantially all of the assets of Flushing Bank (the “Bank”) or the Company by any person or entity, or by any persons or entities acting in concert; or

(ii) the occurrence of any event if, immediately following such event, a majority of the members of the Board or the board of directors of the Bank or of any successor corporation or entity shall consist of persons other than Current Members (for these purposes, a “Current Member” shall mean any member of the Board or the board of directors of the Bank as of May 29, 2024 and any successor of a Current

Member whose nomination or election has been approved by a majority of the Current Members then on the respective board of directors); or

(iii) the acquisition of the beneficial ownership, directly or indirectly (as provided in Rule 13d-3 under the Exchange Act), of 25% or more of the total combined voting power of all classes of stock of the Bank or the Company by any person or group deemed a person under Section 13(d)(3) of the Exchange Act; or

(iv) consummation of the merger or consolidation of the Bank or the Company with another corporation or entity where stockholders of the Bank or the Company, immediately prior to the merger or consolidation, would not beneficially own, directly or indirectly, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of the total combined voting power of all classes of stock of the surviving corporation or entity.

11. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such (i) registration or qualification of such Stock or other required action under federal or state law, rule or regulation, (ii) listing or other required action with respect to any stock exchange or other market upon which the Stock or other securities of the Company are listed or quoted, or (iii) compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information, and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, regulations, listing requirements, or other obligations. The application of this Section shall not extend the term of any Option or other Award. The Company shall have no obligation to effect any registration or qualification of the Stock under federal or state laws or to compensate the Award holder for any loss caused by the implementation of this Section 11(a).

(b) Limits on Transferability. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of a Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, if and to the extent permitted by the Committee (after taking into account applicable securities laws), Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred by a Participant to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, subject to any terms and conditions which the Committee may impose in connection with such transfer (including limitations on the permissible categories of transferees). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through a Participant shall be subject to all terms and conditions of the Plan and any applicable Award document, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee which are imposed by the Committee in connection with or as a condition to such transfer.

(c) Adjustments. The Committee is authorized to make the following adjustments to outstanding Awards and/or limitations on future Awards:

(i) In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, sale of substantially all assets, liquidation, dissolution or other change in corporate structure or corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of benefits under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (A) the aggregate number and kind of shares of Stock or other property which may be delivered under the Plan, including the number of shares with respect to which ISOs may be granted, (B) the number and kind of shares of Stock or other property by which annual per-person Award limitations are measured under Section 5(b), (C) the number and kind of shares of Stock or other property comprising Formula Awards under Section 8, (D) the number and kind of shares of Stock or other property which may be granted without minimum vesting requirements under Section 9(d), (E) the number and kind of shares of Stock or other property subject to or deliverable in respect of outstanding Awards, and (F) the exercise price, grant price or purchase price relating to any Award.

(ii) Upon (A) any reorganization, merger or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation or entity), (B) a sale of substantially all the assets of the Company, (C) the dissolution or liquidation of the Company, or (D) the disposition of a subsidiary, affiliate or business unit of the Company, the Committee may take such action as it in its discretion deems appropriate to (1) accelerate the time when awards vest, may be exercised and/or may be paid (subject to any limitations imposed by Code Section 409A); (2) cash out outstanding Awards through a payment of the in-the-money-value, if any, of the vested portion of such Awards (payable in cash, shares, or other property) at or immediately prior to the date of such event; (3) provide for the assumption of outstanding Options, SARs, and other Awards (as adjusted to reflect the transaction) by surviving, successor or transferee corporations; (4) provide that in lieu of Stock, Participants shall be entitled to receive the consideration they would have received in the transaction in exchange for such Stock (or the fair market value of such consideration in cash); and/or (5) provide that Options and SARs shall be exercisable for a period of at least ten business days from the date of receipt by Participants of a notice from the Company of such proposed event, following the expiration of which period any unexercised Options and SARs shall terminate.

(d) Tax Provisions.

(i) Tax Withholding. Whenever the value of an Award first becomes includible in an employee’s gross income for applicable tax purposes, the Company shall have the right to require the employee to remit to the Company, or make arrangements satisfactory to the Committee regarding payment of, an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate for such shares or the time of such income inclusion. Whenever under the Plan payments by the Company are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

(ii) Use of Stock to Satisfy Tax Withholding Obligations. To the extent permitted by the Committee (in the Award document or otherwise), and subject to any terms and conditions imposed by the Committee, an employee entitled to receive Stock under the Plan may elect to have the employer’s minimum statutory withholding obligation for federal, state, and local taxes, including payroll taxes, with respect to such Stock satisfied by having the Company withhold from the shares otherwise deliverable to the employee shares of Stock having a value equal to the amount of such withholding obligation with respect to the Stock or (ii) by delivering to the Company shares of unrestricted Stock. Alternatively, the Committee (in the Award document or subsequently) may require that a portion of the shares of Stock otherwise deliverable be withheld and applied to satisfy the statutory withholding obligations with respect to the Award.

(iii) Required Consent to and Notification of Code Section 83(b) Election. No election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Code Section 83(b) or other applicable provision.

(iv) Requirement of Notification Upon Disqualifying Disposition of ISO. If any Participant makes any disposition of shares of Stock delivered pursuant to the exercise of an ISO in a disqualifying disposition within the meaning of Code Section 421(b), such Participant shall notify the Company of such disposition within ten days thereof.

(v) Disclaimer of Tax Treatment. Although the Company may endeavor to qualify an Award for favorable tax treatment (e.g. incentive stock options under Code Section 422) or to avoid adverse tax treatment (e.g. under Code Section 409A), the Company makes no representation that the desired tax treatment will be available and expressly disclaims any liability for the failure to maintain favorable or avoid unfavorable tax treatment. By accepting an Award, a Participant agrees to hold the Company, the Board, the Committee, and their respective delegees harmless for any liability under Code Section 409A.

(e) Amendment of the Plan and/or Awards. The Board may terminate the Plan prior to the termination date specified in Section 11(p), and may from time to time amend or suspend the Plan or the Committee’s authority to grant Awards under the Plan, and the Committee may amend outstanding Awards, in each case without the consent of stockholders or Participants, subject to the following limitations:

(i) Any amendment to the Plan that would materially increase the number of shares reserved for issuance or for which stockholder approval is required by applicable law or any stock exchange or market on which the Stock is listed or traded shall be subject to approval by the Company’s stockholders not later than the earliest annual meeting for which the record date is at or after the date of Board approval of such amendment.

(ii) No amendment or termination of the Plan or any Award may materially and adversely affect the rights of a Participant without the consent of the affected Participant. For the purposes of the preceding sentence, (A) actions that alter the timing of income or other taxation of a Participant will not be deemed material, and (B) adjustments of Awards permitted under Section 11(c) will not be considered amendments of such Awards.

(iii) Without stockholder approval, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

(iv) The Committee shall have no authority to waive or modify any provision of an Award after the Award has been granted to the extent the waived or modified provision would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

Notwithstanding the foregoing provisions of this Section 11(e), the Committee shall have the right, in its sole discretion, to amend the Plan and all outstanding Awards without the consent of stockholders or Participants to the extent the Committee determines that such amendment is necessary or appropriate to comply with Code Section 409A.

Notwithstanding any other provision of the Plan or of any Award, the Committee shall have the right, in its sole discretion, to terminate (or provide for the termination of) the Plan and/or all or selected Awards, and distribute (or provide for the distribution of) the compensation deferred thereunder, within 12 months following the occurrence of a “Change in Control Event” as defined for purposes of Code Section 409A.

(f) Right of Setoff. To the extent permitted by applicable law, the Company (or Group) shall have the right to offset amounts payable under this Plan or under any Award against any amounts owed to the Company (or Group) by the Participant. By accepting any Award granted hereunder, a Participant agrees to any deduction or setoff under this Section 11(f).

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock or cash pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts and deposit therein cash, Stock, or other property, or make other arrangements to meet the Company’s obligations under the Plan, consistent with the “unfunded” status of the Plan.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensatory plans or incentive arrangements as it may deem desirable, including arrangements providing for the issuance of Stock; and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration or, in the discretion of the Committee, the lesser of such cash consideration or the then value of the Award. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 409A.

(i) For purposes of this Plan, references to an Award provision or an event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A or being subject to this Section 11(j) mean (i) for a 409A Award, that the provision or event will not cause a Participant to be liable for payment of interest or a tax penalty under Code Section 409A, and (ii) for a Non-409A Award, that the provision or event will not cause the Award to be treated as subject to Code Section 409A.

(ii) Notwithstanding any other provision of the Plan, the Company and the Committee shall have no authority to accelerate distributions with respect to 409A Awards in excess of the authority permitted under Code Section 409A.

(iii) Notwithstanding any provision of the Plan or any Award to the contrary, any amounts payable under the Plan on account of termination of employment to an Award holder who is a “specified employee” within the meaning of Code Section 409A which constitute “deferred compensation” within the meaning of Code Section 409A and which are otherwise scheduled to be paid during the first six months following the Award holder’s termination of employment (other than any payments that are permitted under Code Section 409A to be paid within six months following termination of employment of a specified employee) shall be suspended until the six-month anniversary of the Award holder’s termination of employment (or until the Award holder’s death, if earlier), at which time all payments that were suspended shall be paid to the Award holder in a lump sum. The “specified employees” of the Company shall be determined in such manner as may be specified by resolution of the Committee in accordance with Code Section 409A.

(iv) A termination of employment shall not be deemed to have occurred for purposes of any 409A Award under this Plan providing for the payment of any amounts upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A.

(k) Governing Law; Consent to Jurisdiction. The Plan, any rules and regulations relating to the Plan, and any Award document under the Plan shall be construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws) and applicable provisions of federal law. Any dispute arising out of any award granted under the Plan may be resolved in any state or federal court located in the southern district of the State of New York. Any Award granted under the Plan is granted on condition that the Award holder accepts such venue and submits to the personal jurisdiction of any such court.

(l) Awards to Participants Outside the United States. The Committee may, in its sole discretion, modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States.

(m) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Participant the right to continue as a Participant or in the employ or service of the Company or Group, (ii) interfering in any way with the right of the Company or Group to terminate any Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving any person a claim to be granted any Award under the Plan, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until shares of Stock are duly issued or transferred to the Participant in accordance with the terms of an Award. Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of Awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive Awards under the Plan, whether or not such persons are similarly situated. Except as expressly provided in the Plan or an Award document, neither the Plan nor any Award document shall confer on any person other than the Company (or Group) and the Participant any rights or remedies thereunder.

(n) Invalidity of Provision. If any provision of the Plan or an Award document is finally held to be invalid, illegal, or unenforceable, the Committee shall have the right to modify the terms of affected Awards in such manner as it deems equitable in order to prevent unintended enrichment or dilution of benefits in light of the invalid, illegal or unenforceable provision.

(o) Plan Effective Date; Termination of Preexisting Plans. The Plan became effective on May 29, 2024. Upon such approval of the Plan by the stockholders of the Company, no further awards shall be granted under the Company’s 2014 Omnibus Incentive Plan, but any outstanding awards under such plans shall continue in accordance with their terms.

(p) Plan Termination Date. No Awards shall be granted under the Plan after the Company’s annual meeting of stockholders held in 2034, but outstanding Awards granted prior to such date shall continue in accordance with their terms.

(q) Clawback Policies. Notwithstanding any other provisions in the Plan to the contrary, any cash, Stock, other Awards or other property issued to a Participant under the Plan, and/or any amount received with respect to any sale of any such Stock or other property, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any Company clawback policy, as it may be in effect, or as may be adopted and/or modified, from time to time. To the extent that the terms of the Plan and any such policy conflict, then the terms of such policy shall prevail.